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                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305 (B) (2)__________

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

               New York                          13-5691211
     (State of Incorporation              (I.R.S. employer
     If not a U.S. national bank)          Identification number)

     One Liberty Plaza
     New York, N.Y.                               10006
     (Address of principal                     (Zip code)
     Executive office)

                         ------------------------------

                       EXTENDICARE HEALTH SERVICES, INC.
              (Exact name of obligor as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   98-0066268
                      (I.R.S. employer identification no.)
                            105 West Michigan Street
                           Milwaukee, Wisconsin 53203

             (Address of principal executive offices) (Postal Code)

                         ------------------------------

                           SENIOR SUBORDINATED NOTES
                      (Title of the indenture securities)


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                                      -2-

Item 1.  General Information
         Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. Federal Reserve Bank of New York
                                 33 Liberty Street New York, N. Y. 10045

                       State of New York Banking Department
                       State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliation with the Obligor.
         If the obligor is an affiliate of the trustee, describe each such affiliation.
         The obligor is not an affiliate of the Trustee.

Item 16. List of Exhibits.
         List below all exhibits filed as part of this statement of eligibility.

         Exhibit 1  -Copy of the Organization Certificate of the Trustee as now
                     in effect.
                     (Exhibit 1 to T-1 to Registration Statement  No. 333-6688).

         Exhibit 2  -Copy of the Certificate of Authority of the Trustee to
                     commerce business.
                     (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3  -None; authorization to exercise corporate trust powers is contained in the documents identified above as
                     Exhibit 1 and 2.

         Exhibit 4  -Copy of the existing By-Laws of the Trustee.(Exhibit 4 to
                     T-1 to Registration Statement No. 333-6688).

         Exhibit 5  -No Indenture referred to in Item 4.

         Exhibit 6  -The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 333-27685).

         Exhibit 7  -Copy of the latest Report of Condition of the Trustee as of September 30, 1997




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                                   SIGNATURE




           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the ____ day of December, 1997.





                                              THE BANK OF NOVA SCOTIA TRUST
                                                   COMPANY OF NEW YORK


                                              By: /S/ George E. Timmes
                                                  ------------------------
                                                  George E. Timmes
                                                  Vice President









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                                                       Exhibit 7 to Exhibit 25.1


Legal Title of Bank:          The Bank of Nova Scotia Trust Company of New York
Address:
City, State, Zip              New York, NY 10006
FDIC Certificate Number       _______________________

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                          --------------
                                                                                               C100
                                                                                          --------------
                                                                                          Dollar Amounts
                                                                                           in Thousands
--------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions:
     a. Noninterest-bearing balances and currency and coin(1)(2) ..................... RCON 0081     408   1.a.
     b. Interest-bearing balances(3) ................................................. RCON 0071    None   1.b.
 2.  Securities:
     a. Held-to-maturity securities (from Schedule RC-8, column A) ................... RCON 1754   1,880   2.a.
     b. Available-for-sale securities (from Schedule RC-8, column D) ................. RCON 1773    None   2.b.
 3.  Federal funds sold(4) and securities purchased under agreements to resell ....... RCON 1350   2,400   3.
 4.  Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C) ................ RCON 2122           4.a.
     b. LESS: Allowance for loan and lease losses .................................... RCON 3123           4.b.
     c. LESS: Allocated transfer risk reserve ........................................ RCON 3128           4.c.
     d. Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b and 4.c) ................................................. RCON 2125    None   4.d.
 5.  Trading assets .................................................................. RCON 3545    None   5.
 6.  Premises and fixed assets (including capitalized leases) ........................ RCON 2145      16   6.
 7.  Other real estate owned (from Schedule RC-M) .................................... RCON 2150    None   7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M) ............................................................ RCON 2130    None   8.
 9.  Customers' liability to this bank on acceptances outstanding .................... RCON 2155    None   9.
10.  Intangible assets (from Schedule RC-M) .......................................... RCON 2143    None  10.
11.  Other assets (from Schedule RC-F) ............................................... RCON 2160     110  11.
12.  a. Total assets (sum of items 1 through 11) ..................................... RCON 2170   4,814  12.a.
     b. Losses deferred pursuant to 12 U.S.C. 1823(j) ................................ RCON 0306    None  12.b.
     c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
        (sum of items 12.a and 12.b) ................................................. RCON 0307   4,814  12.c.

__________
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and losses, net of unearned income," and in Schedule RC-C, part 1.

                                                                                  ----------------  ---------------
                                                                                   Dollar Amounts
                                                                                    in Thousands    Mil       Thou
                                                                                  ----------------  ---------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                  RCON 2200  2,404 13.a.
       (1) Noninterest-bearing(1)............................................... RCON 6631  1,500                  13.a.(1)
       (2) Interest-bearing..................................................... RCON 6636    904                  13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs............
       (1) Noninterest-bearing..................................................
       (2) Interest-bearing.....................................................
14. Federal funds purchased(2) and securities sold under agreements to
    repurchase..................................................................                  RCON 2800   NONE 14.
15. a. Demand notes issued to the U.S. Treasury.................................                  RCON 2840   NONE 15.a.
    b. Trading liabilities......................................................                  RCON 3548   NONE 15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less............................                  RCON 2332   NONE 16.a.
    b. With a remaining maturity of more than one year through three years......                  RCON A547   NONE 16.b.
    c. With a remaining maturity of more than three years.......................                  RCON A548   NONE 16.c.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................                  RCON 2920   NONE 18.
19. Subordinated notes and debentures(3)........................................                  RCON 3200   NONE 19.
20. Other liabilities (from Schedule RC-G)......................................                  RCON 2930     46 20.
21. Total liabilities (sum of items 13 through 20)..............................                  RCON 2948  2,450 21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................                  RCON 3838   NONE 23.
24. Common stock................................................................                  RCON 3230  1,000 24.
25. Surplus (exclude all surplus related to preferred stock)....................                  RCON 3839  1,000 25.
26. a. Undivided profits and capital reserves...................................                  RCON 3832    364 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities...                  RCON 3434   NONE 26.b.
27. Cumulative foreign currency translation adjustments.........................
28. a. Total equity capital (sum of items 23 through 27)........................                  RCON 3210  2,364 28.a.
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)............................                  RCON 0306   NONE 28.b.
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 28.a and 28.b).............................................                  RCON 3559  2,364 28.c.
29. Total liabilities, equity capital, and losses deferred pursuant to
    12 U.S.C. 1823(j) (sum of items 21 and 28.c)................................                  RCON 2257  4,814 29.
                                                                                                  ---------------------
Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best                           NUMBER
    describes the most comprehensive level of auditing work performed for the                     ---------------------
    bank by independent external auditors as of any date during 1996............                  RCON XXXX    1   M.1.
                                                                                                  ---------------------


1 = Independent audit of the bank conducted in accordance     4 = Directors' examination of the bank performed by
    with generally accepted auditing standards by a               other external auditors (may be required by state
    certified public accounting firm which submits a              chartering authority)
    report on the bank                                        5 = Review of the bank's financial statements by
2 = Independent audit of the bank's parent holding                external auditors
    company conducted in accordance with generally            6 = Compilation of the bank's financial statements by
    accepted auditing standards by a certified public             external auditors
    accounting firm which submits a report on the             7 = Other audit procedures (excluding tax preparation
    consolidated holding company (but not on the bank             work)
    separately)                                               8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be
    required by state chartering authority)

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money,"
(3) Includes limited-life preferred stock and related surplus.